EXHIBIT 5.1

September 12, 2014

Terra Tech Corp.
4700 Von Karman, Suite 100
Newport Beach, California 92660

Re:	Terra Tech Corp. – Registration Statement on Form S-1

Dear Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1, as amended by Amendment No. 1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by Terra Tech Corp., a Nevada corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the registration by the Company for resale by the selling stockholder listed in the prospectus included as part of the Registration Statement (the “Selling Stockholder”) of 48,444,672 shares of common stock, $0.001 par value per share (the “Common Stock”), which consist of (i) 41,308,206 shares of Common Stock (the “Note Shares”) issuable upon conversion of certain of the Company’s 5% Original Issue Discount Senior Secured Convertible Promissory Notes (the “Notes”) currently held by the Selling Stockholder; (ii) 6,271,930 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) currently held by the Selling Stockholder, and (iii) 864,536 shares of Common Stock currently held by the Selling Stockholder that were issued upon the exercise of certain warrants (the “Exercised Shares”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with the opinions expressed herein, we have examined such documents and records and considered such legal matters as we have deemed relevant or necessary for the purposes of this opinion, including, without limitation, (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the Notes and the Warrants; (iv) that certain Securities Purchase Agreement by and between the Company and the Selling Stockholder, dated February 5, 2014 (the “Purchase Agreement”), and (v) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Terra Tech Corp.
September 12, 2014

Our opinions herein are expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect).  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinions that:

1. The Note Shares have been duly authorized for issuance, and upon conversion of the Notes in accordance with the terms thereof, and when certificates for the Note Shares have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Notes, the Note Shares will be duly and validly issued, fully paid, and non-assessable.

2. The Warrant Shares have been duly authorized for issuance and, upon receipt of the exercise price in accordance with the terms of the Warrants, and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable.

3. The Exercised Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

We are opining solely on all applicable statutory provisions of the Nevada General Corporation Law, including the rules and regulations underlying those provisions.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus, which constitutes a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Note Shares, the Warrant Shares, the Exercised Shares, or the Registration Statement.This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.  We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP
BAKER & HOSTETLER LLP